SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):             July 18, 2005

OAKMONT ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-51423	20-2679740
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

            33 Bloomfield Hills Pkwy., Ste. 240, Bloomfield Hills, MI 48304

                (Address of principal executive offices)               (Zip Code)

Registrant’s telephone number, including area code:         (248) 594-0693

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other

On July 18, 2005, the initial public offering (“IPO”) of 8,000,000 units (the “Units”) of Oakmont Acquisition Corp., (the “Company”) was consummated. Each Unit consists of one share of common stock, $.0001 par value per share (the “Common Stock”), and two warrants (“Warrants”), each to purchase one share of Common Stock. The Units were sold at an offering price of $6.00 per Unit, generating gross proceeds of $48,000,000. In connection with the IPO, the Company also issued an option to the underwriters, for $100, to purchase up to a total of 720,000 Units, exercisable at $7.50 per Unit. Audited financial statements as of July 18, 2005 reflecting receipt of the proceeds upon consummation of the IPO have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.

The Company has been informed by Morgan Joseph & Co. Inc., the representative of the underwriters in the IPO, that if this Current Report on Form 8-K is filed on July 18, 2005, then separate trading of the Common Stock and Warrants included in the Company’s Units may commence on or about July 28, 2005.

Item 9.01    Financial Statements and Exhibits

(c) Exhibits

99.1    Audited Financial Statements

99.2    Press Release dated July 18, 2005

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKMONT ACQUISITION CORP.
a Delaware corporation
(Registrant)

Date: July 18, 2005	By: /s/ Michael C. Azar
MichaelC. Azar
Presidentand Secretary

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